UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 15, 2013 (January 10, 2013)

American Realty Capital New York Recovery REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54689	27-1065431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 10, 2013, American Realty Capital New York Recovery REIT, Inc. (the “Company”), through its sponsor, American Realty Capital III, LLC, entered into a purchase and sale agreement to acquire the fee simple interest in an institutional-quality office building located at 218 West 18th Street in the Chelsea neighborhood of Manhattan. The seller of the property is GreenOak Real Estate Advisors. The seller does not have a material relationship with the Company and the acquisition is not an affiliated transaction.

Pursuant to the terms of the purchase and sale agreement, the Company’s obligation to close upon the acquisition is subject to certain conditions customary to closing. Although the Company believes that the acquisition of the property is probable, there can be no assurance that the acquisition will be consummated. The purchase and sale agreement contains customary representations and warranties by the seller.

The contract purchase price of the property is $112.0 million, exclusive of closing costs. In connection with entering into the purchase and sale agreement, the Company was required to make a $7.6 million nonrefundable deposit within one business day of entering into the purchase and sale agreement. The Company intends to fund the purchase price with proceeds from its ongoing initial public offering. The Company may seek financing on the property at or post-closing from a lender yet to be identified. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

The property contains approximately 166,000 rentable square feet and is 84% leased to five tenants: Red Bull North America, Inc.; SAE Institute of Technology Corp.; Company 3, LLC; SYPartners; and Yammer, Inc.

The following table provides information relating to lease commencement and termination dates, rentable square feet, rental escalations, renewal options and cash rental income for the five tenants:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Cash Rental Income (in thousands)	Rental Escalations	Renewal Options
Red Bull North America, Inc.	2012	2027	41,642	$2,548	2.25% annually, 4.5% in 2017 and 4.0% in 2022	One – five year option
SAE Institute of Technology Corp.	2013	2022	27,008	$1,404	2.5% annually, 11.2% in 2017	One – five year option
Company 3, LLC	2010	2020	29,500	$1,172	3.0% annually	One – five year option
SYPartners	2010	2020	27,008	$1,072	2.5% annually, 10.0% in 2015 (9th floor), 5.0% in 2016 (10th floor)	One – five year option
Yammer, Inc.	2012	2017	13,504	$747	2.5% annually	One – five year option

A copy of the press release announcing the Company’s entrance into a purchase and sale agreement for an institutional-quality office building located at 218 West 18th Street in Manhattan is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated January 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: January 15, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors